  EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Crown Equity Holdings, Inc.

Table 1: Newley Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	-		-	-	-		-	-
Equity	Preferred Stock, par value $0.001 per share			-	-	-		-	-
Unallocated (Universal) Shelf		457	(o)	(2)	(3)	$50,000,000	(4)	0.0000927	$4,635.00

Total Offering Amounts						$50,000,000			$4,635.00
Total Fees Previously Paid									$0.00
Total Fees Offsets									$4,635.00	(5)
Net Fee Due									$0.00

(1)

The proposed amount to be registered, maximum offering price per class of security and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)

This registration statement covers such indeterminate number of shares of common stock and preferred stock, such, as having an aggregate initial offering price not to exceed $50,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act, as amended.
(4)	Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)

As set forth in Table 2, initially filed on February 12, 2021 the Registrant filed a Registration Statement on Form S-1 (No. 333-253052), which became effective on April 21, 2021 (the “Prior Registration Statement”) with the SEC and paid a registration fee of $4,635.00. The S-1 Registration was withdrawn on March 24, 2022, representing the total amount of the filing fee associated with the unsold securities registered under the Prior Registration Statement, to offset the $4,635.00 registration fee due hereunder. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the unsold amount of securities on the Prior S-1 (No. 333-253052) Registration Statement. Accordingly, no fee is being paid in connection with the filing of this Registration Statement after an offset amount of $4,650.00 is applied to this Registration Statement’s registration fee.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claim	Crown Equity Holdings, Inc.	Form S-1	333-253052	February 12, 2021		$4,635.00	Unallocated (Universal) Shelf			$50,000,000